Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Ramaco Resources, Inc. of our report dated March 31, 2022 relating to the consolidated financial statements for the year ended December 31, 2021, appearing in the Annual Report on Form 10-K of Ramaco Resources, Inc. for the year ended December 31, 2022, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

Houston, Texas
September 1, 2023